Filed pursuant to Rule 424(b)(3) and 424(c)
                                     Registration Statement No. 333-82080



                          PROSPECTUS SUPPLEMENT NO. 11
                     (To Prospectus Dated February 22, 2002)

                                  $200,000,000

                                Photronics, Inc.

                 4 3/4% Convertible Subordinated Notes Due 2006
                                       and
               Common Stock Issuable Upon Conversion of the Notes


This document supplements our prospectus dated February 22, 2002 relating to the resale of up to $200,000,000 aggregate principal amount of our notes and the shares of our common stock issuable upon conversion of the notes, by certain holders of notes who are named as selling security holders in the prospectus.

You should read this prospectus supplement in conjunction with the prospectus. This prospectus supplement updates information in the prospectus, and, accordingly, to the extent inconsistent, the information in this prospectus supplement supersedes the information contained in the prospectus.

                              --------------------

Investing in the notes involves risks. See "Risk Factors" beginning on page 7 of the prospectus.

                              --------------------


     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
      COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION
                     TO THE CONTRARY IS A CRIMINAL OFFENSE.


            The date of this prospectus supplement is June 19, 2002.

The table of selling security holders beginning on page 36 of the prospectus is hereby amended to add the entities named below as selling security holders:

                                                                                        Number of
                                                  Principal                             shares of
                                               amount of notes                        common stock
                                                 beneficially      Percentage of       that may be      Percentage of
                                                  owned that           notes              sold           common stock
                     Name                        may be sold        outstanding            (1)          outstanding (2)
                     ----                        -----------        -----------            ---          ---------------
HSBC Trustee, Zola Managed
Trust                                            $   200,000             *                 5,405               *

KBC Financial Products
(Cayman Island) Limited                            2,000,000            1.00%             54,054               *

Lyxor Master Fund,
c/o Zola Capital Management                          300,000             *                 8,108               *


After giving effect to the addition of the foregoing selling security holders and the addition of a new third sentence in the paragraph following footnote
(8), the section of the prospectus entitled "Selling Security Holders" reads as follows:


                            SELLING SECURITY HOLDERS

         We originally issued the notes in a private placement in December 2001. The notes were resold by the initial purchasers of the notes to qualified institutional buyers under Rule 144A under the Securities Act. Selling security holders may offer and sell the notes and the underlying common stock pursuant to this prospectus.

The following table sets forth information we have received as of June 19, 2002 about the principal amount of notes and the underlying common stock beneficially owned by each selling security holder that may be offered using this prospectus.


                                                                                        Number of
                                                  Principal                             shares of
                                               amount of notes                        common stock
                                                 beneficially      Percentage of       that may be      Percentage of
                                                  owned that           notes              sold           common stock
                     Name                        may be sold        outstanding            (1)          outstanding (2)
                     ----                        -----------        -----------            ---          ---------------
Advent Convertible Master Cayman L.P.            $ 2,935,000          1.47%                79,324              *
AIG/National Union Fire Insurance                    180,000            *                   4,864              *
AIM Alternative Asset Partners                        15,000            *                     405              *
Alpha US Sub Fund 4, LLC                             415,000            *                  11,216              *
Allentown City Firefighters Pension Plan              29,000            *                     783              *
Allentown City Officers & Employees Pension
Fund                                                  11,000            *                     297              *
Allentown City Police Pension Plan                    54,000            *                   1,459              *
Amaranth LLC                                      13,800,000          6.90                372,972            1.21%
American Motorist Insurance Company                  507,000            *                  13,702              *
AmSouth Bank Custodian for AmSouth VA
Equity Income Fund                                 2,100,000          1.05                 56,756              *

                                                                                        Number of
                                                  Principal                             shares of
                                               amount of notes                        common stock
                                                 beneficially      Percentage of       that may be      Percentage of
                                                  owned that           notes              sold           common stock
                     Name                        may be sold        outstanding            (1)          outstanding (2)
                     ----                        -----------        -----------            ---          ---------------
AmSouth Bank Custodian for Silect Equity
Variable Annuity Fund                              1,320,000            *                  35,675              *
Arapahoe County Colorado                              49,000            *                   1,324              *
Argent Classic Convertible Arbitrage Fund L.P.       500,000            *                  13,513              *
Argent Classic Convertible Arbitrage Fund
(Bermuda) Ltd.                                     2,000,000          1.00                 54,054              *
Argent Convertible Arbitrage Fund Ltd.             4,500,000          2.25                121,621              *
Argent LowLev Convertible Arbitrage Fund LLC         500,000            *                  13,513              *
Arkansas Teachers Retirement System                3,506,000          1.75                 94,756              *
Aventis Pension Master Trust (5)                     105,000            *                   2,837              *
Bank Austria Cayman Islands, LTD                   7,400,000          3.70                199,999              *
Bankers Trust Company Trustee for
DaimlerChrysler Corp. Emp. #1 Pension Plan
dtd. 4/1/89                                        3,465,000          1.73                 93,648              *
Baptist Health of South Florida                      577,000            *                  15,594              *
Black Diamond Offshore Ltd.                          565,000            *                  15,270              *
Boilermaker - Blacksmith Pension Trust (5)           590,000            *                  15,945              *
British Virgin Islands Social Security Board          38,000            *                   1,027              *
CALAMOS(R)Convertible Fund - CALAMOS(R)
Investment Trust (5)                               2,400,000          1.20                 64,864              *
CALAMOS(R)Convertible Growth and Income Fund       4,400,000          2.20                118,918              *
- CALAMOS(R)Investment Trust (5)

                                                                                        Number of
                                                  Principal                             shares of
                                               amount of notes                        common stock
                                                 beneficially      Percentage of       that may be      Percentage of
                                                  owned that           notes              sold           common stock
                     Name                        may be sold        outstanding            (1)          outstanding (2)
                     ----                        -----------        -----------            ---          ---------------
CALAMOS(R)Convertible Portfolio - CALAMOS(R)
Advisors Trust (5)                                    65,000            *                   1,756              *
CALAMOS(R)Convertible Technology Fund -
CALAMOS(R)Investment Trust (5)                        65,000            *                   1,756              *
CALAMOS(R)Global Convertible Fund - CALAMOS(R)
Investment Trust (5)                                  70,000            *                   1,891              *
CALAMOS(R)Market Neutral Fund - CALAMOS(R)
Investment Trust (5)                              10,500,000          5.25                283,783              *
Castle Convertible Fund, Inc.                      1,250,000            *                  33,783              *
Chrysler Corporation Master Retirement Trust       2,035,000          1.01                 54,999              *
CIBC World Markets                                 1,000,000            *                  27,027              *
City of Albany Pension Plan (5)                       50,000            *                   1,351              *
City of Knoxville Pension System (5)                 145,000            *                   3,918              *
City of New Orleans                                  203,000            *                   5,486              *
City University of New York                          122,000            *                   3,297              *
Clarica Life Insurance Co.- U.S. (5)                 145,000            *                   3,918              *
Clinton Multistrategy Master Fund, Ltd.            4,000,000          2.00                108,108              *
Clinton Riverside Convertible Portfolio Limited    4,000,000          2.00                108,108              *
Consulting Group Capital Markets Funds (5)           250,000            *                   6,756              *
Credit Suisse First Boston Corporation             1,500,000            *                  40,540              *
DeAm Convertible Arbitrage                         3,300,000          1.65                 89,189              *
Delta Airlines Master Trust (5)                      950,000            *                  25,675              *

                                                                                        Number of
                                                  Principal                             shares of
                                               amount of notes                        common stock
                                                 beneficially      Percentage of       that may be      Percentage of
                                                  owned that           notes              sold           common stock
                     Name                        may be sold        outstanding            (1)          outstanding (2)
                     ----                        -----------        -----------            ---          ---------------
Delta Air Lines Master Trust (c/o Oaktree
Capital Management LLC)                              490,000            *                  13,243              *
Delta Pilots Disability and Survivorship
Trust (5)                                            200,000            *                   5,405              *
Delta Pilots D & S Trust (c/o Oaktree
Capital Management LLC)                              270,000            *                   7,297              *
Deutsche Banc Alex Brown                          15,624,000          7.81                422,269            1.37
Dorinco Reinsurance Company (5)                      325,000            *                   8,783              *
Double Black Diamond Offshore LDC                  2,935,000          1.47                 79,324              *
Drury University (5)                                  35,000            *                     945              *
Engineers Joint Pension Fund                         468,000            *                  12,648              *
Federated Equity Income Fund, Inc.                 7,300,000          3.65                197,297              *
Federated Insurance Series, on behalf of
its Federated Income Fund II                         300,000            *                   8,108              *
Fidelity Financial Trust: Fidelity
Convertible Securities Fund (6)                   11,680,000          5.84                315,675            1.03
Franklin and Marshall College
Gartmore Variable Insurance Trust, on                190,000            *                   5,135              *
behalf of its Federated GVIT Equity Income
Fund                                                 180,000            *                   4,864              *
Goldman Sachs and Company                            500,000            *                  13,513              *
Grady Hospital Foundation                            107,000            *                   2,891              *
Granville Capital Corporation                      2,000,000          1.00                 54,054              *
HFR Convertible Arbitrage Account                    190,000            *                   5,135              *
HFR Master Fund, LTD. (5)                             50,000            *                   1,351              *
HSBC Trustee, Zola Managed Trust                     200,000            *                   5,405              *
H.K. Porter Company, Inc. (5)                         15,000            *                     405              *

                                                                                        Number of
                                                  Principal                             shares of
                                               amount of notes                        common stock
                                                 beneficially      Percentage of       that may be      Percentage of
                                                  owned that           notes              sold           common stock
                     Name                        may be sold        outstanding            (1)          outstanding (2)
                     ----                        -----------        -----------            ---          ---------------
Independence Blue Cross                               64,000            *                   1,729              *
Innovest Finanzdienstleistungs AG                    580,000            *                  15,594              *
Jefferies Umbrella Fund US Convertible Bonds         270,000            *                   7,297              *
KBC Financial Products (Cayman Island)
Limited                                            2,000,000          1.00                 54,054              *
KBC Financial Products USA Inc.                      250,000            *                   6,756              *
Kettering Medical Center Funded
Depreciation Account (5)                              35,000            *                     945              *
Knoxville Utilities Board Retirement System (5)      120,000            *                   3,243              *
Lincoln National Global Asset Allocation              40,000            *                   1,081              *
Fund, Inc.
Lipper Convertibles, L.P.                          1,500,000            *                  40,540              *
Lipper Offshore Convertibles, L.P.                 1,500,000            *                  40,540              *
Louisiana Workers' Compensation Corporation (5)      150,000            *                   4,054              *
Lumbermans                                           491,000            *                  13,270              *
Lyxor Master Fund Ref: Argent/LowLev CB            1,230,000            *                  33,243              *
Lyxor Master Fund, c/o Zola Capital Management       300,000            *                   8,108              *
Macomb County Employees' Retirement System (5)       145,000            *                   3,918              *
Man Convertible Bond Master Fund, Ltd.             8,208,000          4.10                221,837              *
McMahan Securities Co., L.P.                       1,500,000            *                  40,540              *
Microsoft Corporation                                410,000            *                  11,081              *
Minnesota Power and Light                            125,000            *                   3,378              *
Morgan Stanley & Co. (7)                           1,500,000            *                  40,540              *
Motion Pictures Industry                             545,000            *                  14,729              *
Motion Picture Industry Health Plan -
Active Member Fund                                   190,000            *                   5,135              *

                                                                                        Number of
                                                  Principal                             shares of
                                               amount of notes                        common stock
                                                 beneficially      Percentage of       that may be      Percentage of
                                                  owned that           notes              sold           common stock
                     Name                        may be sold        outstanding            (1)          outstanding (2)
                     ----                        -----------        -----------            ---          ---------------
Motion Picture Industry Health Plan -
Retiree Member Fund                                   80,000            *                   2,162              *
Municipal Employees                                  183,000            *                   4,945              *
New Orleans Firefighters Pension / Relief
Fund                                                 110,000            *                   2,972              *
Nicholas Applegate Convertible Fund                1,529,000            *                  41,324              *
Nicholas Applegate Global Holdings LP                 35,000            *                     945              *
1976 Distribution Trust FBO A.R. Lauder /
Zinterhofer                                            7,000            *                     189              *
1976 Distribution Trust FBO Jane A. Lauder            13,000            *                     351              *
Occidental Petroleum Corporation                     118,000            *                   3,189              *
OCM Convertible Trust                              1,180,000            *                   8,918              *
Ohio National Fund, Inc., on behalf of its
Equity Income Portfolio                               30,000            *                     810              *
Ondeo Nalco                                           40,000            *                   1,081              *
Onex Industrial Partners Limited                   1,950,000            *                  52,702              *
Palladin Securities LLC                            1,200,000            *                  32,432              *
Paloma Securities LLC                              5,000,000          2.50                135,135              *
Partner Reinsurance Company Ltd.                     330,000            *                   8,918              *
Pebble Capital Inc.                                  650,000            *                  17,567              *
Physicians Life                                      183,000            *                   4,945              *
Policemen and Firemen Retirement System of
the City of Detroit                                  503,000            *                  13,594              *

                                                                                        Number of
                                                  Principal                             shares of
                                               amount of notes                        common stock
                                                 beneficially      Percentage of       that may be      Percentage of
                                                  owned that           notes              sold           common stock
                     Name                        may be sold        outstanding            (1)          outstanding (2)
                     ----                        -----------        -----------            ---          ---------------
Port Authority of Allegheny County
Retirement and Disability Allowance Plan
for the Employees Represented by Local 85
of the Amalgamated Transit Union (5)                 615,000            *                  16,621              *
Pro-mutual                                           603,000            *                  16,297              *
Putnam Asset Allocation Funds-Balanced
Portfolio                                            310,000            *                   8,378              *
Putnam Asset Allocation Funds-Conservative
Portfolio                                            240,000            *                   6,486              *
Putnam Convertible Income-Growth Trust             2,180,000          1.09                 58,918              *
Putnam Convertible Opportunities and Income
Trust                                                 80,000            *                   2,162              *
Putnam Variable Trust-Putnam VT Global
Asset Allocation Fund                                 80,000            *                   2,162              *
Qwest Occupational Health Trust                       55,000            *                   1,486              *
Ramius Capital Group                                 300,000            *                   8,108              *
RAM Trading Ltd                                    1,750,000            *                  47,297              *
Raytheon Master Pension Trust                        200,000            *                   5,405              *
RCG Halifax Master Fund, LTD                         550,000            *                  14,864              *
RCG Latitude Master Fund, LTD                      2,500,000          1.25                 67,567              *
RCG Multi Strategy A/C LP                          1,250,000            *                  33,783              *
Robertson Stephens                                 5,000,000          2.50                135,135              *
Rockhaven Fund                                        80,000            *                   2,162              *
Rockhaven Premier Dividend Fund                      700,000            *                  18,918              *
San Diego City Retirement                          1,097,000            *                  29,648              *
San Diego County Convertible                       1,654,000            *                  44,702              *
SCI Endowment Care Common
Trust Fund - First Union (5)                          20,000            *                     540              *

                                       9

SCI Endowment Care Common Trust Fund -
National Fiduciary Services (5)                       70,000            *                   1,891              *



                                                                                        Number of
                                                  Principal                             shares of
                                               amount of notes                        common stock
                                                 beneficially      Percentage of       that may be      Percentage of
                                                  owned that           notes              sold           common stock
                     Name                        may be sold        outstanding            (1)          outstanding (2)
                     ----                        -----------        -----------            ---          ---------------
SCI Endowment Care Common Trust Fund -
Suntrust (5)                                          30,000            *                     810              *
Screen Actors Guild Pension Convertible              500,000            *                  13,513              *
S G Cowen Securities Corporation                   1,500,000            *                  40,540              *
SG Hambros Trust Company (Jersey) Ltd as
Trustee of the Lyxor Master Fund                     300,000            *                   8,108              *
Shell Pension Trust                                  320,000            *                   8,648              *
Silverado Arbitrage Trading, Ltd.                    500,000            *                  13,513              *
Silvercreek Limited Partnership                    1,100,000            *                  29,729              *
Silvercreek II Limited                               900,000            *                  24,324              *
Sisters of Good Shepherd                             100,000            *                   2,702              *
Southdown Pension Plan (5)                            60,000            *                   1,621              *
Southern Farm Bureau Life Insurance                  185,000            *                   4,999              *
SPT (5)                                              710,000            *                  19,189              *
St. Thomas Trading, Ltd.                          13,468,000          6.73                363,999            1.18
Starvest Combined Portfolio                          190,000            *                   5,135              *
State Employees' Retirement Fund of the
State of Delaware                                    810,000            *                  21,891              *
State of Connecticut Combined Investment
Fund                                               1,705,000            *                  46,081              *
State of Maryland Retirement Agency                2,575,000          1.29                 69,594              *
State Street Bank Custodian for GE Pension
Trust                                              1,585,000            *                  42,837              *
Sunrise Partners LLC                               9,200,000          4.60                248,648              *

                                                                                        Number of
                                                  Principal                             shares of
                                               amount of notes                        common stock
                                                 beneficially      Percentage of       that may be      Percentage of
                                                  owned that           notes              sold           common stock
                     Name                        may be sold        outstanding            (1)          outstanding (2)
                     ----                        -----------        -----------            ---          ---------------
The Dow Chemical Company Employees'
Retirement Plan (5)                                1,150,000            *                  27,631              *
The Fondren Foundation (5)                            35,000            *                     945              *
The Grable Foundation                                 95,000            *                   2,567              *
Trustmark Insurance Company                          280,000            *                   7,567              *
2000 Revocable Trust FBO A.R. Lauder /
Zinterhofer                                            6,000            *                     162              *
Union Carbide Retirement Account (5)                 600,000            *                  16,216              *
United Food and Commercial Workers Local
1262 and Employee Pension Fund (5)                   270,000            *                   7,297              *
Vanguard Convertible Securities Fund, Inc.         1,945,000            *                  52,567              *
Vopak USA Inc., Retirement Plan (f.k.a. Van
Waters & Rogers, Inc. Retirement Plan) (5)           140,000            *                   3,783              *
Wake Forest University                               686,000            *                  18,540              *
Wake Forest University Convertible Arbitrage         355,000            *                   9,594              *
WPG Convertible Arbitrage Overseas Master
Fund, L.P                                          2,500,000          1.25                 67,567              *
Writers Guild Industry Health Fund                   293,000            *                   7,918              *
Wyoming State Treasurer                              971,000            *                  26,243              *
Zurich Institutional Benchmark Master Fund         1,000,000            *                  27,027              *
Ltd.
Any other holder of notes or future
transferee, pledgee, donee or successor of
any holder (3)                                             0            -                       0              -
                                             ---------------       -------           ------------           ------
Total..............................          $200,000,000(8)       100.00%           5,405,400(4)           15.13%
                                             ===============       =======           ============           ======

------------------
* Less than 1%.

(1)      Assumes conversion of all of the holder's notes at a conversion rate of
         27.027 shares of common stock per $1,000 principal amount of notes. However, this conversion rate will be subject to adjustment as described under "Description of Notes--Conversion Rights." As a result, the amount of common stock issuable upon conversion of the notes may increase or decrease in the future.

(2) Calculated based on 30,315,494 shares of common stock outstanding as of December 31, 2001. In calculating this amount for each selling security holder, we treated as outstanding that number of shares of common stock issuable upon conversion of all of that holder's notes. However, we did not assume the conversion of any other holder's notes, except in calculating the percentage for all selling security holders as a group.

(3) Information about other selling security holders will be set forth in prospectus supplements, if required.

(4) Column does not add up correctly because the fractional shares to which the holders would be entitled have been disregarded.

(5) Pursuant to an Investment Management Agreement, CALAMOS(R) Investments is not acting individually, but solely as an Investment Manager for the selling security holder.

(6) The entity is either an investment company or a portfolio of an investment company registered under Section 8 of the Investment Company Act of 1940, as amended, or a private investment account advised by Fidelity Management and Research Company ("FMR Co."). FMR Co. is a Massachusetts corporation and an investment advisor registered under
         Section 203 of the Investment Advisers Act of 1940, as amended, and provides investment advisory services to each of such Fidelity entities identified above, and to other registered investment companies and to certain other funds which are generally offered to a limited group of investors. FMR Co. is a wholly owned subsidiary of FMR Corp., a Massachusetts corporation. The holdings are as of January 23, 2002.

(7) The entity owns 1,200,000 of our 6.00% convertible subordinated notes due 2004. Further, Morgan Stanley & Co. Incorporated acted as one of the initial purchasers in connection with the offer and sale of the notes in December 2001.

(8) The figures in this column are based on information supplied to us, as of June 19, 2002, by the respective selling security holders named in the table. As of that date, these selling security holders had supplied us with information indicating that, collectively, they owned more than $200,000,000 aggregate principal amount of notes (which would be convertible into more than 5,405,400 shares of common stock), reflecting, we believe, that one or more selling security holders supplied us with information for inclusion in the table and then sold their notes in transactions exempt from the registration requirements of the Securities Act to persons who also supplied us with information with respect to the same notes. However, since this prospectus would not be applicable to any sale of notes after they have been publicly sold utilizing this prospectus, no more than $200,000,000 principal amount of notes could be sold utilizing this prospectus and, accordingly, the $200,000,000 total in this column has been retained and represents the maximum principal amount of notes that could be sold hereunder.

         We prepared this table based on the information supplied to us on or before June 19, 2002 by the selling security holders named in the table. The selling security holders listed in the above table may have sold or transferred, pursuant to the prospectus or in transactions exempt from the registration requirements of the Securities Act, some or all of their notes since the date they have supplied the information to us. Some of the selling security holders may hold additional notes that have been registered under the Securities Act. Information about the selling security holders may change further over time. Any changed information supplied to us will be set forth in future prospectus supplements.

         Other than as noted above, none of the selling security holders listed above has, or within the past three years has had, any position, office or other material relationship with us or any of our predecessors or affiliates.

         Because the selling security holders may offer all or some of their notes or the underlying common stock from time to time, we cannot estimate the amount of the notes or the underlying common stock that will be held by the selling security holders upon the termination of any particular offering. See "Plan of Distribution."